                                                                   EXHIBIT 11

                     EARNINGS PER SHARE COMPUTATIONS
             (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
PRIMARY EARNINGS (LOSS) PER SHARE
Earnings available for common shares and common stock equivalent shares deemed to have a dilutive effect:
  Earnings from operations..............................................  $     42,964        44,677         2,704
  Provision for cash dividends on preferred stock (Series B)............        (4,155)       (4,522)       (4,755)
                                                                          ------------  ------------  ------------
Net earnings (loss) available for common shares and common stock
  equivalent shares deemed to have a dilutive effect....................  $     38,809        40,155        (2,051)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Primary earnings (loss) per share.......................................  $       2.98          2.84         (0.15)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
SHARES USED IN COMPUTATION
Weighted average common shares outstanding (net of treasury shares).....    12,855,072    13,966,682    14,017,097
Common stock equivalents................................................       182,043       156,950       --
                                                                          ------------  ------------  ------------
Total common shares and common stock equivalent shares deemed to have a
  dilutive effect.......................................................    13,037,115    14,123,632    14,017,097
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Net earnings (loss) available for common shares and common stock
  equivalent shares deemed to have a dilutive effect....................  $     42,964        44,677         2,704
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Fully diluted earnings (loss) per share.................................  $       2.86          2.75         (0.15)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
SHARES USED IN COMPUTATION
Total common shares and common stock equivalent shares deemed to have a
  dilutive effect.......................................................    13,037,115    14,123,632    14,017,097
Additional potentially dilutive securities (equivalent in common stock):
  Convertible preferred stock (Series B)................................     1,945,314     2,116,875       --
  Stock options.........................................................        30,089        28,502       --
                                                                          ------------  ------------  ------------
  Total.................................................................    15,012,518    16,269,009    14,017,097
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
SUMMARY OF CASH DIVIDENDS DECLARED PER SHARE
Preferred-Series B......................................................  $       1.69          1.69          1.69
Common..................................................................  $       1.24          1.14          1.03
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